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                                                                EXHIBIT (c)(3)


                                  ACORDIA, INC.
                          1992 STOCK COMPENSATION PLAN


SECTION 1. PURPOSES

                  The purpose of the 1992 Stock Compensation Plan (the "Plan") is to advance the interests of Acordia, Inc. (the "Company") and its shareholders by providing incentives to officers and other key employees or individuals who contribute significantly to the strategic and long-term performance objectives and growth of the Company by their invention, ability, industry, loyalty or exceptional service. The Plan is intended not only as a means of attracting and retaining those highly talented individuals upon whose judgment, initiative, leadership and continuing efforts the success of the Company depends, but also of promoting a close identity of interests between those individuals and its stockholders.

SECTION 2. DEFINITIONS

                  The following terms, when used in the Plan, shall have the meanings set forth below:

                  AWARD: An award or grant of any Stock Option, Stock Appreciation Right Restricted Stock, Restricted Unit, Performance Share or Performance Unit, or any combination thereof, by the Committee to a Participant under the Plan.

                  BOARD: The Board of Directors of the Company.

                  CODE: The Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with the rules, regulations and interpretations promulgated thereunder.

                  COMMITTEE: The Compensation Committee of the Board, or such other committee as may be duly appointed by the Board from time to time to administer the Plan, in either case so constituted as to permit the Plan to comply with Rule 16b-3 with respect to grants to individuals subject to Section 16 of the Exchange Act. The Committee shall consist of at least three persons, who shall be directors of the Company, and who shall not be or have been eligible, while serving on the Committee or within one year prior thereto, to receive grants of awards or rights pursuant to this Plan.

                  COMMON STOCK: The common stock of Acordia, Inc. having a par value of $1.00 per share or such other class of shares or other securities as may be applicable pursuant to Section 14.
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                  COMPANY: Acordia, Inc., a Delaware corporation, and any
subsidiary corporation at least 50% of whose issued and outstanding voting stock is owned, directly or indirectly, by Acordia, Inc.

                  DEFERRED COMPENSATION STOCK OPTION: Any Stock Option granted pursuant to Section 6 of the Plan that is specifically designated as such.

                  DIRECTOR: A member of the Board of Directors of the Company.

                  DISABILITY: Complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced, as determined by the Committee based on medical evidence acceptable to it.

                  EXCHANGE ACT: The Securities Exchange Act of 1934 as amended and in effect from time to time, or any successor statute.

                  FAIR MARKET VALUE: As applied to the Common Stock on any given day, the closing market price of such stock on the trading day next preceding such date as reported on the registered national exchange providing the primary market in such securities, or if the Common Stock was not traded on such market, the average of the closing bid prices as reported by the National Association of Securities Dealers Automated Quotation System for the previous ten consecutive trading days, or if such stock is not so traded or reported, as determined by the Committee in good faith.

                  FISCAL YEAR: The twelve-month period used as the annual accounting period by the Company.

                  INCENTIVE STOCK OPTION: Any Stock Option granted pursuant to the provisions of Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422A of the Code.

                  NON-QUALIFIED STOCK OPTION: Any Stock Option granted pursuant to the provisions of Section 6 of the Plan that does not qualify as an Incentive Stock Option.

                  PARTICIPANT: Any officer or other employee of the Company, or any other individual whose participation the Committee determines is in the best interests of the Company, who is selected to participate in the Plan by the Committee, other than any Director who is not an employee or officer of the Company.

                  PERFORMANCE AWARD: An Award granted pursuant to the provisions of Section 9 of the Plan, the vesting of which is contingent on attainment of Performance Goals.


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                  PERFORMANCE CYCLE: The period of time, designated by the
Committee, during which performance is measured for the purpose of determining whether a Performance Award has been earned.

                  PERFORMANCE SHARE: A unit of value with each unit equivalent in value to one (1) share of Common Stock and granted pursuant to the provisions of Section 9 of the Plan.

                  PERFORMANCE GOALS: The financial, strategic or other goals and objectives of the Company or any division or financial unit thereof and such other individual performance criteria and objectives as may be established from time to time by the Committee, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices and attaining growth rates and other comparable measurements of Company performance.

                  PERFORMANCE UNIT: A unit of value with each unit representing such monetary amount as designated by the Committee and granted pursuant to the provisions of Section 9 of the Plan.

                  PLAN: The 1992 Stock Compensation Plan herein set forth, as amended from time to time.

                  RESTRICTED AWARD: An Award granted pursuant to the provisions of Section 8 of the Plan.

                  RESTRICTED PERIOD: The period of time, designated by the Committee, Restricted Awards are subject to the restrictions determined in accordance with Section 8 of the Plan.

                  RESTRICTED STOCK: Shares of Common Stock awarded pursuant to the provisions of Section 8 of the Plan.

                  RESTRICTED UNIT: A unit of measurement equivalent to one share of Common Stock awarded pursuant to the provisions of Section 8 of the Plan but with none of the attendant rights of a shareholder including, without limitation, the right to vote; provided, however, such unit, at the discretion of the Committee, may be accompanied by dividend equivalent or payment rights.

                  RETIREMENT: Separation from service under conditions entitling the Participant to an immediate benefit under the Company's qualified retirement plans at or after the attainment of age 65, or at an earlier age if permitted by the Committee in its sole discretion.


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                  RULE 16b-3: Securities Exchange Commission Regulation
240.16b-3, or any successor regulation.

                  SHARE RESERVE: The share reserve established pursuant to
Section 5 of the Plan.

                  STOCK APPRECIATION RIGHT: An Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of Grant, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

                  STOCK OPTION: An option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

SECTION 3. ADMINISTRATION

                  The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provision, to prescribe, amend, waive and rescind rules and regulations, to determine the terms of Awards and to make all other determinations necessary or desirable for the Plan's administration. All action taken by the Committee in the administration and interpretation of the Plan, and all financial statements certified by the Company's Controller in respect of the Plan, shall be final and binding on all concerned. Except in respect of the administration of the Plan with respect to persons subject to Section 16 of the Exchange Act, the Committee may delegate all or any part of its powers hereunder to the Chief Executive Officer of the Company under such conditions and limitations as it may prescribe.

SECTION 4. PARTICIPATION

                  Subject to the provisions of the Plan, the Committee may at any time, and from time to time, make Awards under the Plan in any form provided pursuant to Sections 6 through 10 of the Plan, or in any combination thereof or in tandem; provided, however, that Awards in the form of Incentive Stock Options may only be made to employees of the Company. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other employee plan of the company, including the plan of any acquired entity. The Committee shall select the Participants to be granted Awards, determine the amounts and type or types of Awards to be made, set forth the terms, conditions and limitations applicable to each Award, and prescribe the form of the instruments embodying Awards made under the Plan. No individual shall at any time have the right to be selected as a Participant. No Participant, having been granted an Award, shall have the right to be granted an additional Award in the future. At the


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Committee's sole discretion, a Participant may be given an election to surrender an Award in exchange for the grant of a new Award.

SECTION 5. SHARE RESERVE

                  Subject to adjustment as permitted under this Section 5 or as required by Section 14 hereof, aggregate number of shares of Common Stock that may be distributed to Participants under the Plan may not exceed 12% of the outstanding shares of Common Stock (the "Share Reserve"). Such shares may be either authorized but unissued shares, treasury shares or shares issued and thereafter acquired by the Company. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Common Stock which equal to the value of Restricted Units and Performance Shares and other stock based Awards in each case determined as at the dates on which such Awards are granted. If any Awards are forfeited or terminate, expire unexercised, settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, settlement or exchange. Any shares of Common Stock which are covered by Stock Appreciation Rights which are not issued as payment upon exercise shall again be available for Awards under the Plan. No fractional shares of Common Stock shall be issued under the Plan.

SECTION 6. STOCK OPTIONS

                  (a) AWARDS OF STOCK OPTIONS. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Awards of Stock Options made pursuant to the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options or Deferred Compensation Stock Options. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan. In addition, reload Stock Options may be granted whereby when the Option is exercised by paying the exercise price with Common Stock, the Participant automatically will be granted an additional option for the same number of shares paid to exercise the original option, with the same term as the original option but with the exercise price at the fair market value of the stock on the date of the exercise of the original option.

                  (b) EXERCISE PRICE. The exercise price per share of Common Stock deliverable upon the exercise of each Stock Option shall be determined by the Committee at the date such Stock Option is granted. Such exercise price may be less than the Fair Market Value of Common Stock on the date of grant but in no event shall the exercise price be less than the par value of the Common Stock; provided, however, in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the


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date of grant of such Incentive Stock Option. If the exercise price is less than the Fair Market Value, the Committee shall establish the method used for determining the exercise price in respect of Awards to be made to individuals. The Committee may grant to Participants holding outstanding Stock Options, in exchange for the surrender and cancellation of such Stock Options, new Stock Options having purchase prices higher or lower than the purchase price as provided in the surrendered Stock Options and containing such other terms and conditions as the Committee may deem appropriate.

                  (c) EXERCISE PERIOD. Stock Options shall become exercisable in whole or in part on such date or dates as shall be determined by the Committee at the date of grant. The Committee may, in its sole discretion, accelerate the time at which any Stock Option may be exercised whether or not such right is set forth in the terms of any option certificate evidencing such Stock Option. Each Stock Option which is not yet exercisable by the Participant shall terminate and be forfeited back to the Company if and when the Participant shall terminate employment with the Company, or, in the case of individuals who are not employees (i.e., brokers, producers, consultants, etc.), if and when the Participant's relationship with the Company is terminated, except as the Committee may otherwise determine. Any exercisable Stock Options shall remain exercisable for such period after termination of employment or termination of the business relationship as shall be determined by the Committee at the time the Stock Option is granted which period may extend beyond the expiration of the original exercise period of the Stock Option except with respect to Incentive Stock Options.

                  (d) OPTION TERM. Each Stock Option shall expire on such date or dates as the Committee may determine at the time the Stock Option shall be granted; provided, however, the term of Incentive Stock Options shall not exceed the earlier of three (3) months after termination of employment (or in the case of death or disability, twelve (12) months) or ten (10) years after the date of grant.

                  (e) METHOD OF EXERCISE. Any Stock Option granted under the Plan may be exercised solely by the person to whom granted (or by his guardian or legal representative) or, in the case of such person's death, by the person's legal representative. Notwithstanding the foregoing, the Committee may provide that a Stock Option may be transferred to family members, trusts or charities, except while a participant is subject to Section 16 of the Exchange Act. Each Stock Option shall be exercised by written notice to the Company in the manner set forth in the option certificate evidencing such Stock Option. As soon as practicable after receipt by the Company of the notice of exercise and of payment of the option price for all shares of Common Stock with respect to which a Stock Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Participant or his successor and shall be delivered to the Participant or his successor at the Participant's address as it appears in the records of the Company or such other address as may be designated by the Participant. Payment for shares purchased upon exercise of a Stock Option shall be made (a) in full in cash or by check at the time of


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exercise, (b) with the consent of the Committee, in whole or in part by the surrender of shares of Common Stock (including restricted stock or other contingent awards denominated in stock or cash), such Common Stock to be credited against the option price in an amount equal to its Fair Market Value on the Date of exercise, or (c) with the consent of the Committee and subject to any applicable restrictions imposed by law, in deferred compensation credits, notes, Reg T cashless exercises or other means, and upon such terms and conditions including provision for securing the payment of the same, as the Committee, in its discretion, shall determine are consistent with the Plan's purposes and applicable law. In no event, however, shall the Committee provide for the payment of any option price unless, at the time of exercise of the Stock Option to which such option price relates, the holder of the Stock Option pays in cash or by check an amount equal to not less than the aggregate par or stated value of the shares being acquired.

                  (f) OPTION CERTIFICATE. Each Participant shall receive an option certificate, which shall contain such provisions, consistent with the provisions of this Plan, as may be established at any time or from time to time by the Committee. Each option certificate may provide, in the discretion of the Committee, that the issuance of the Common Stock shall be conditioned upon the receipt from the person exercising such Stock Option of a representation, or other instruments in form and substance satisfactory to the Committee, indicating that at the time of such exercise it is his present intention to acquire the Common Stock being purchased for investment and not with a view to the resale or distribution of any part thereof. Neither the Participant nor his legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any Stock Option, in whole or in part, unless and until certificates for such shares shall have been issued. The form of option certificate authorized by the Plan may contain such other provisions as the Committee shall deem advisable. The Committee may vary the terms and provisions of individual option certificates on a case-by-case basis and shall not be required to make all option certificates uniform.

                  (g) SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

                  (h) DEFERRED COMPENSATION STOCK OPTIONS. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

                  Amount of Compensation to be Deferred              = Number
                  --------------------------------------
                  Fair Market Value - Stock Option Price               of Shares


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The Stock Option Price for Deferred Compensation Options shall be determined by the Committee, but shall in all events be less than the Fair Market Value of Common Stock at the time the Deferred Compensation Options are granted. Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program or arrangement of the Company as permitted by the Committee. Deferred Compensation Stock Options will be granted only if the Committee has reasonably determined that the recipient of such a Stock Option will not be deemed at the date of grant to be in receipt of the amount of income being deferred for purposes of the Code. Notwithstanding the foregoing, no grant of Deferred Compensation Stock Options shall be made to any person subject to Section 16 of the Exchange Act unless such person makes an irrevocable election to defer such person's compensation at least six months prior to the grant of such award.

                  (i) LIMITED RIGHTS. If so authorized by the Committee, any option certificate may provide that the Company may with the consent of the Participant, or the Participant may, at any time or from time to time, cancel all or any portion of any Stock Option granted under the Plan then subject to exercise, in which event the Company may discharge its obligation in respect of the Stock Option either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Stock Option so canceled over the aggregate option price of such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value, at such time, equal to any such excess, or by a combination of cash and shares. In addition, if so authorized by the Committee, a limited right may be awarded, at any time or from time to time, in connection with any Stock Option granted under the Plan subject to such terms and conditions as may be determined by the Committee with respect to the exercise of such limited right in the event there is a threatened Change in Control of the Company. Upon any such payment such Stock Options shall be deemed to have been exercised.

SECTION 7. STOCK APPRECIATION RIGHTS

                  (a) AWARDS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted under the Plan in such form as the Committee may from time to time approve. Stock Appreciation Rights may be granted in tandem with, in addition to or completely independent of a Stock Option or any other Award under the Plan.

                  (b) EXERCISE. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. Unless the Committee has established an automatic exercise date, a stock appreciation right may be exercised by a person subject to Section 16 of the Exchange Act only during the window periods following the client's release of financial data pursuant to
Section 13(a) of the Exchange Act, as set forth in Rule 16b-3.


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                  (c) FORM OF PAYMENT. Payment upon exercise of a Stock
Appreciation Right may be made in cash, in shares of Common Stock, in Deferred Compensation Stock Options or any combination thereof, as the Committee shall determine; provided, however, that any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 18(h)) shall be paid in cash.

SECTION 8. RESTRICTED AWARDS

                  (a) AWARDS OF RESTRICTED SHARES OR RESTRICTED UNITS. Awards of Restricted Stock or Restricted Units may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such shares or units during the Restricted Period and the requirement that the Participant forfeit such shares or units back to the Company upon termination of employment for specified reasons (or upon termination of the relationship between the Company and the individual if the Participant is not an employee) within the Restricted Period. Restricted Awards may be granted alone, in addition to or in tandem with other Awards under the Plan.

                  (b) RESTRICTED PERIOD. At the time an Award of Restricted Stock or Restricted Units is made, the Committee shall establish the Restricted Period applicable to such Restricted Stock or Restricted Units during which period of time such Restricted Stock or Restricted Units are subject to a substantial risk of forfeiture in accordance with this Section and Section 13 hereof. During the Restricted Period, such Restricted Stock or Restricted Units may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or encumbered. Each Restricted Award may have a different Restricted Period. The Committee may, in its sole discretion, at the time a Restricted Award is made prescribe conditions for the incremental lapse of restriction during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock or Restricted Units. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock or Restricted Units.

                  (c) RIGHTS OF HOLDERS OF RESTRICTED STOCK. Except for the restrictions described in Section 8(b), the Participant shall be the owner of the Restricted Stock and shall have all rights of a shareholder, including the right to receive dividends paid on such Restricted Stock and the right to vote such Restricted Stock; provided, however, at the discretion of the Committee, cash, stock or other dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Participant's account, and interest may be paid on the amount of cash dividends at a rate and subject to such terms as determined by the Committee, Dividends so withheld shall not be subject to forfeiture.


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                  (d) DELIVERY OF RESTRICTED STOCK. Restricted Stock awarded to a Participant under the Plan may be held under the Participant's name in a book entry account maintained by the Company or, if not so held, stock certificates for Restricted Stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriated legend restricting the transferability thereof. A Participant shall be entitled to delivery of stock certificates only when they become vested in accordance with the provisions of this Section and Section 13 and upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee.

                  (e) FORFEITURES. Except to the extent that the Participant's right to receive a Restricted Award without restrictions shall have vested, each Participant's right to any Restricted Award shall be forfeited if and when such Participant ceased to be a Participant or when any prescribed condition for the lapse or termination of restrictions is not satisfied. If forfeited, all such stock shall become the property of the Company and shall again immediately become available for award under the Plan and all of the rights of such Participant to such Restricted Award and as a stockholder shall terminate without further obligation on the part of the Company.

                  (f) SECTION 83(b) ELECTION. A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to Restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

                  (g) SPECIAL PROVISION REGARDING RESTRICTED UNITS. In the case of an Award of Restricted Units, no shares of Common Stock shall be issued at the time the Award is made, and the Company shall not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to include in the Award and, if included, whether to credit to the account of, or to currently pay to, a Participant who has an Award of Restricted Units an amount equal to the cash, stock or other dividends paid by the Company upon one share of Common Stock for each Restricted Unit then credited to such Participant's Account ("Dividend Equivalents") as provided in
Section 12 hereof. Neither the Participant nor his legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of Restricted Units.

                  (h) PAYMENT OF RESTRICTED UNITS. Upon the expiration or termination of the Restricted Period and the satisfaction of any other restrictions or conditions prescribed by the Committee in respect of a Restricted Unit, the Company shall deliver to the Participant or the Participant's estate or beneficiary, as the case may be, one share of Common Stock for each vested Restricted Unit together with any Dividend Equivalent held in respect thereof, provided, however, the Committee may,


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in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for the vested Restricted Units. The amount of any such cash payment shall be determined by multiplying the Fair Market Value of one share of Common Stock on the date the Restricted Unit vested by the number of Restricted Units for which such Participant is receiving payment in cash. No payment will be required from the Participant upon the award of any Restricted Unit, the crediting or payment of any Dividend Equivalents, or the delivery of Common Stock or the payment of cash in respect of vested Restricted Units, except as set forth in Section l8(c). The Restricted Unit award agreement may permit a Participant to request that the payment of vested Restricted Units (and Dividend Equivalents and the interest thereon with respect to such vested Restricted Units) be deferred beyond the payment date specified in the agreement. The Committee shall, in its sole discretion, determine whether to permit such deferment and to specify the terms and conditions, which are not inconsistent with the Plan, to be contained in the agreement. In the event of such deferment, the Committee may determine whether and at what rate interest shall be credited on any Dividend Equivalents.

SECTION 9.  PERFORMANCE AWARDS

                  (a) AWARDS OF PERFORMANCE SHARES OR PERFORMANCE UNITS. Performance Awards may be granted under the Plan in the form of Performance Share Grants or Performance Unit Grants and subject to such terms and conditions as the Committee may from time to time approve, including, without limitation, the requirement that the Participant forfeit such Award or a portion of such Award in the event certain Performance Goals are not met within the Performance Cycle. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any particular Participant.

                  (b) PERFORMANCE GOALS AND PERFORMANCE CYCLES. Performance Awards shall provide that in order for a Participant to vest in such Awards certain Performance Goals must be achieved over a designated performance period ("Performance Cycle") as shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Cycle before, or as soon as practicable after, the commencement of the Performance Cycle. The Committee may also establish a schedule or schedules for such Performance Cycle setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. During the Performance Cycle, the Committee shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate in recognition of extraordinary or nonrecurring events, changes in applicable accounting rules or principles or such other events, changes, occurrences, conditions or circumstances as the Committee determines warrant such adjustment.


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                  (c) PAYMENT OF PERFORMANCE AWARDS. In the case of Performance
Stock, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award. In the case of a Performance Unit, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Cycle in cash, in shares of Common Stock, in Deferred Compensation Stock Options, in other equity-based units or any combination thereof, as the Committee in its sole discretion shall determine.

SECTION 10.  OTHER STOCK-BASED AND COMBINATION AWARDS

                  (a) GRANT. The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other Stock-Based Grants may be granted either alone, in addition to or in tandem with any other type of Award granted under the Plan.

                  (b) COMBINATION AWARDS. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

                  (c) ELIGIBILITY. Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

SECTION 11.  DEFERRAL ELECTIONS

                  The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for any such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, (b) payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock,
(c) granting of Deferred Compensation Stock Options; and (d) granting of other equity-based units, or any combination thereof, as determined by the Committee in its sole discretion.


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
SECTION 12.  DIVIDEND EQUIVALENTS

                  Awards of Stock Options, Stock Appreciation Rights, Restricted Units, Performance Awards, and other stock-based Awards may, in the discretion of the Committee, include Dividend Equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash, stock or other dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

SECTION 13.  SPECIAL VESTING RULES

                  (a) DEATH, DISABILITY OR RETIREMENT. Notwithstanding any other provisions of the Plan, the Committee may provide that a Participant shall be vested in 100% of all or any portion of such Participant's Awards not previously vested if his employment by the Company (or relationship with the Company if the Participant is not an employee) is terminated because of Death, Disability or Retirement.

                  (b) TERMINATION OF EMPLOYMENT. Unless otherwise provided by the Committee, a Participant shall cease vesting in all or any portion of an Award as of the date of his termination or employment if he voluntarily terminates his employment or if his employment is terminated by the Company for any reason. Any Awards that are still subject to restrictions as of the date of such termination shall be forfeited.

                  (c) AMENDMENTS. The Committee may amend the vesting schedules, restrictions or other conditions in any Award; provided, however, that no such amendment shall reduce interests in the Plan that were vested prior to the date of such amendment without the consent of the Participant holding such vested interest; provided further, however, the Committee may, notwithstanding any other provision hereof or in the Award, annul any Awards made to a Participant if such Participant is terminated for "Cause" as defined in Section 13(b) hereof, or if such Participant becomes employed with a competing company as determined by the Committee in its sole discretion or if such Participant enters into a business relationship with a competing company of the Company as determined by the Committee in its sole discretion.

                  (d) BUSINESS RELATIONSHIP TERMINATION. Unless the Committee otherwise provides, a Participant shall cease vesting in all or any portion of an Award as of the date he voluntarily terminates his business relationship with the Company or if the business relationship with the Company is terminated by the Company for any reason.


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
SECTION 14.  ADJUSTMENT PROVISIONS

                  In the event that the Common Stock should as a result of a stock split or stock dividend or combination of shares or other change or exchange for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares or other securities of the Company or any other corporation, or in the event of a spin-off, spin-out or other distribution of assets to shareholders or the assumption or conversion of outstanding grants pursuant to an acquisition, the number and kind of share then subject to Awards granted under the Plan and the number of shares then remaining in the Share Reserve and the exercise price per share in outstanding Options, shall be appropriately adjusted by the Committee to reflect such action.


SECTION 15.  AMENDMENT OR DISCONTINUANCE OF THE PLAN

                  The Plan may be amended, suspended or terminated by the Board in whole or in part at any time, with prospective or retroactive effect, provided that, no amendment, suspension or termination of the Plan shall adversely affect, except with the consent of the holder, any rights or obligations with respect of Awards theretofore granted and provided further that no amendment shall be made which would cause the Plan to no longer comply with Rule 16b-3 or other regulatory requirement to the extent applicable to the Participants in the Plan subject to Section 16 of the Exchange Act, and provided further, that, without shareholder approval, the Board may not (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan.

SECTION 16.  LISTING AND QUALIFICATION OF SHARES

                  The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock pursuant to any Award until completion of such stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations, including, but not limited to a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. The Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

SECTION 17.  HOLDING PERIOD

                  An equity security granted pursuant to the Plan to any participant subject to Section 16 of the Exchange Act shall be held by such participant or by the Plan for the benefit of that participant for a period of not less that six (6) months from the date of such grant to the date of disposition (other than upon exercise or conversion) of such equity security by the Plan or the Participant. A stock option (other than a Deferred Stock Option), Stock Appreciation Right and Restricted Award shall be deemed disposed upon the disposition of any such award or its underlying Common Stock.

SECTION 18.  OTHER PROVISIONS

                  The following miscellaneous terms and conditions are also in effect under the Plan:

                  (a) NO RIGHT TO EMPLOYMENT OR TO CONTINUED BUSINESS RELATIONSHIP. No person shall have any claim or right to be granted an Award under the Plan, and no Participant shall have any right under the Plan to be retained in the employ of the Company or to continue a business relationship with the Company. No participant or other person shall have any right with respect to the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

                  (b) NON-TRANSFERABILITY OF AWARDS. Except as set forth in
Section 6(e) and except by will or the laws of descent and distribution, no security, right or interest of any Participant in the Plan shall be assignable or transferable and no security, right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

                  (c) TAX WITHHOLDING. All Awards and distributions of shares or other payments pursuant to the Plan shall be subject to withholding required by applicable Federal, state and local laws, and the Committee may make such arrangements for the payment of any withholding taxes on Awards or distributions as it deems satisfactory, including, but not limited to (i) reducing the number of shares of Common Stock, based upon their Fair Market Value, or cash, otherwise deliverable, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (ii) deducting the amount required to be withheld from salary or any other amount then or thereafter payable to a Participant, beneficiary or legal representative, and
(iii) requiring a Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of releasing the Common Stock and any other distributions related thereto. Any tax withholding with respect to an individual subject to Section 16 of the Exchange Act which is


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
treated as a stock appreciation security under Rule 16b-3 may be made only in conference with that rule.

                  (d) EXPENSES. Any expenses of administering the Plan shall be borne by the Company.

                  (e) NEW PARTICIPANTS. Certain Awards may be granted under the Plan from time to time in substitution for stock options, restricted shares, restricted units, performance units, stock appreciation rights or other equity incentives held by employees of other corporations who are or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of the substituted Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the substituted equity incentives.

                  (f) NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be mailed to:

                           Acordia, Inc.
                           120 Monument Circle
                           Indianapolis, IN 46204
                           Attention: Nancy Wilhite, Vice President
                                      and Assistant Corporate Secretary

Notices to the Participant shall be delivered personally or mailed to the Participant at his address appearing in the payroll records of the Company. The address of any party may be changed at any time by written notice to the other party given in accordance with this provision.

                  (g) OTHER COMPANY PLANS. Nothing contained herein shall prevent the Company from establishing other incentive plans in which Participants in the Plan may also participate. No Award under the Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan (and specifying the type of such compensation) shall be considered as compensation under such plan.

                  (h) CHANGE IN CONTROL. Notwithstanding the provisions of the Plan, if there should be a "Change in Control" of the Company, all Stock Options and Stock Appreciation Rights that are outstanding under the Plan shall become fully exercisable and all Awards to Participants shall become fully vested as of the date of such Change in Control unless otherwise provided in the Award agreement. For purposes of the

Plan, the term "Change in Control" shall mean (a) a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity if prior to the reorganization the Board has not specifically approved the reorganization, (b) a sale or other transfer of all or substantially all of the assets of the company, or (c) a change in the composition of a majority of the Board elected by shareholders within 12 months after any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities representing 20% of the combined voting power of the then outstanding securities of the Company, provided that for purposes of determining stock ownership, share, held by the employee benefit plan maintained by the Company shall be treated as owned by the plan's participants in proportion to their interests in the plan.

                  (i) INDEMNIFICATION. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                  (j) UNFUNDED PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, nor shall the Company be deemed to be a trustee of any rights granted under the Plan and rights to payment of Awards shall be no greater than the rights of the Company's general creditors.

                  (k) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to the principles of conflicts of law thereof.


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